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                                                                    EXHIBIT 4.1a

4 December 2002

Peter Loescher
Lovells
65 HolbornViaduct
London EC1A 2DY

Dear Peter,

I refer to the Service Agreement between you and Amersham plc, entered into on 17 September 2002. For the avoidance of doubt, I am pleased to confirm that the effective date of the Service Agreement shall be 1 December 2002.

I should be grateful, if you would confirm your agreement to this, by signing the attached copy of this letter and returning it to me for our files,

Yours sincerely,

GEORGE BATTERSBY
DIRECTOR OF HUMAN RESOURCES

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4 December 2002

Peter Loescher
Lovells
65 HolbornViaduct
London EC1A 2DY

Dear Peter,

I refer to the Service Agreement between you and Amersham plc, entered into on 17 September 2002. For the avoidance of doubt, I am pleased to confirm that the effective date of the Service Agreement shall be 1 December 2002.

I should be grateful, if you would confirm your agreement to this, by signing the attached copy of this letter and returning it to me for our files,

Yours sincerely,

GEORGE BATTERSBY
DIRECTOR OF HUMAN RESOURCES

I have read and agree to the above confirmation of the effective date of my Service Agreement with Amersham plc.

______________________________               __________________________
Peter Loescher                               Date